Registration No. 333-___________


    As filed with the Securities and Exchange Commission on May 25, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              -----------------------
                            USFreightways Corporation
             (Exact name of registrant as specified in its charter)

              Delaware                                        36-3790696
   (State or other Jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                      Identification Number)

    9700 Higgins Road                                     (847) 696-0200
    Rosemont, Illinois 60018                        (Telephone number, including
    (Address, Including Zip Code, of                 area code, of registrant's
     registrant's principal executive offices)      principal executive offices)

               USFREIGHTWAYS CORPORATION LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                               J. Campbell Carruth
                             Chief Executive Officer
                            USFreightways Corporation
                                9700 Higgins Road
                            Rosemont, Illinois 60018
                                 (847) 696-0200
                                    Copy to:

                                  Richard C. Pagano
                           Vice President, General Counsel & Secretary
                                9700 Higgins Road, Suite 570
                              Rosemont, Illinois 60018
                            Telephone: (847) 692-0286
 (Name, address, including zip code and telephone number, including area code, of agent for service)
                           -----------------------
                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of each class of                             Proposed maximum       Proposed maximum
    securities to be          Amount to be         offering price per     aggregate offering          Amount of
       registered              registered*              share**                 price**          registration fee**
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,  par value
$.01 per share                   950,000                $37.875              $35,981,250             $10,002.79
========================= ====================== ======================= ====================== ======================

* This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.
** Pursuant to Rule 457(h), the registration fee was computed on the basis of the average of the high and low prices of the registrant's Common Stock on the NASDAQ National Market on May 24, 1999.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


     The contents of the Form S-8 Registration Statement under the Securities Act of 1933, File No. 333-28357, which was filed with the Commission on June 3, 1997, are incorporated by reference in this this Form S-8 Registration Statement.



                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 24th day of May, 1999.

                              USFREIGHTWAYS CORPORATION


                             By:      /s/ Christopher L. Ellis
                                          Christopher L. Ellis
                     Senior Vice President, Finance & Chief  Financial Officer






         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 24th day of May, 1999.

   Signature                                         Title

  /s/ J. Campbell Carruth *
      J. Campbell Carruth        President, Chief Executive Officer
                                 and Director (Principal Executive Officer)

 /s/ Christopher L. Ellis
     Christopher L. Ellis        Senior Vice President, Finance, and Chief
                                 Financial Officer (Principal FinanciaL Officer)

 /s/ Robert S. Owen
     Robert S. Owen              Controller and Principal Accounting Officer

 /s/ Robert V. Delaney *
     Robert V. Delaney           Director

 /s/ Robert P. Neuschel *
     Robert P. Neuschel          Director

 /s/ Neil  A. Springer *
     Neil  A. Springer           Director

 /s/ William N. Weaver, Jr. *
     William N. Weaver, Jr.      Director

 /s/ Morley Koffman *
     Morley Koffman              Director

 /s/ John W. Puth *
     John W. Puth                Director

 /s/ Anthony J. Paoni *
     Anthony J. Paoni            Director

*By: /s/ Christopher L. Ellis
           Christopher L. Ellis,
            Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit                    Document
Number            Description

4.1 Amended and Restated Certificate of Incorporation of USFreightways Corporation (incorporated by reference from
                  Exhibit 3.1 to USFreightways Corporation Transition Report on Form 10-K, from June 29, 1991 to December 28, 1991); Certificate of Designation for Series A Junior Participating Cumulative Preferred Stock (incorporated by reference from
                  Exhibit 3(a) to USFreightways Corporation Annual Report on Form 10-K for the year ended January 1, 1994); Certificate of Amendment of Restated Certificate of Incorporation of USFreightways Corporation (incorporated by reference from Exhibit 3(i) to USFreightways Corporation Report on Form 10-Q for the quarter ended June 29, 1996).

4.2 Bylaws of USFreightways Corporation, as restated January 23, 1998 (incorporated by reference from Exhibit 3(b) to USFreightways Corporation Report on Form 10-K for the quarter ended January 3, 1998).

4.3 Form of Rights Agreement, dated as of February 4, 1994, between USFreightways Corporation and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to USFreightways Corporation's registration statement on Form 8-A filed with the Securities and Exchange Commission on March 18,
                  1994).

4.4               Amendment to the USFreightways Corporation Long-Term Incentive
                  Plan.

5                 Opinion of Sachnoff & Weaver, Ltd.

23                Consent of Arthur Andersen LLP

24                Powers of Attorney